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                                  Exhibit 23.4

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 24, 2000 (except Note 8, as to which the date is June 16, 2000), with respect to the consolidated financial statements of GemStone Systems, Inc. included in the Proxy Statement of Blaze Software, Inc. that is made part of the Registration Statement (Form F-4) and Prospectus of BROKAT Aktiengesellschaft for the registration of shares of its common stock.



                                 /s/ Ernst & Young LLP

                                 Walnut Creek, California

                                 September 1, 2000